SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 9, 2007

J. Allen Greer, Inc.

(Exact name of Registrant as Specified in Its Charter)
000-32769

(Commission File Number)

Nevada	86-1024734
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

10135 E. Via Linda, Suite D-224A, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 391-1110

(Registrant's Telephone Number, Including Area Code)

10135 E. Via Linda, Suite D-224A, Scottsdale, AZ 85260

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 4. Matters Related to Accounting and Financial Statements.

Pursuant to section 4.01, Changes in Registrants Certifying Accountant, the President, Kevin Ericksteen, would like to announce the Engagement as of May 9, 2007 of Moore & Associates, Chartered Accountants and Advisors, a PCAOB Registered Firm, as the Companies new Certifying Accountants. On April 4, 2007 it came to the attention of the company that due to partner rotation rules the company’s long time Certifying Accountants, Braverman & Co., PC would no longer be able to perform the audits of the company. We are grateful to Braverman & Co. for their years of professionalism and terminate our relationship with no prejudice. At such time as we became aware of the issue, the company engaged DeJoya Griffith & Company LLC to audit the financial statements for the year ending 2006. We appreciate this work, however feel that Moore & Associates would be more suitable to the company on an ongoing basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. Allen Greer, Inc.
(Registrant)
Date: May 9, 2007	By:	/s/ Kevin Ericksteen
Kevin Ericksteen
Title: President and Director

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